Exhibit 99.1

Xponential Fitness, Inc. Announces Third Quarter 2021 Financial Results

•	Grew revenue 60% and North American system-wide sales 93%, compared to Q3 2020

•	Sold 248 franchise licenses and opened 68 new studios

•	Raised 2021 Guidance for New Studio Openings, Revenue and Adjusted EBITDA

IRVINE, Calif., November 11, 2021 - Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), a curator of leading boutique fitness brands, today reported financial results for its third quarter ended September 30, 2021. All financial figures included in this release refer to global numbers unless otherwise noted.

Financial Highlights: Q3 2021 Compared to Q3 2020

•	Grew revenue 60% year-over-year to $40.9 million.

•	Increased North American system-wide sales[1] by 93% year-over-year to $192.4 million.

•	Reported North American same store sales[2] growth of 65% from the prior-year period.

•	Posted net loss of $8.9 million, or $0.38 per share, compared to a net loss of $1.9 million in the prior-year period.

•	Posted Adjusted Net Loss of $5.8 million, or $0.31 per share on a share count of 22.1 million shares, compared to an Adjusted Net Loss of $7.0 million in the prior-year period.[3]

•	Reported Adjusted EBITDA[4] of $6.8 million, compared to $1.5 million in the third quarter of 2020.

Q3 2021 Operating Highlights

•	Opened 68 new studios, increasing total studio count to 1,907 at the end of the third quarter of 2021.

•	Sold 248 franchise licenses, compared to 50 in the third quarter of 2020.

•	Reported fifth consecutive quarter of sequential North American system-wide sales improvement, representing consistent system recovery since the second quarter of 2020.

•	Nearly 90% North American run-rate average unit volume (AUV)[5] recovery compared to January 31, 2020.

“Xponential achieved strong results for the third quarter 2021, including net revenues of $40.9 million, an increase of 60% year-over-year and up 14% sequentially,” said Anthony Geisler, Chief Executive Officer of Xponential Fitness, Inc. “We are thrilled with the continued momentum of our business, with third quarter actively paying members and visitation rates increasing by approximately 60% and 70%, respectively, year-over-year. Brick-and-mortar gyms are back, and boutique fitness customers are excited to return to in-person fitness across our growing franchised studio base.”

“Our strong financial performance, combined with our operational excellence, have paved the way for continued momentum in the fourth quarter. We were thrilled to welcome our 10th brand, BFT, in early October. BFT has transformed our global growth trajectory, adding over 130 new international locations, and bringing a new modality, functional training, to our family of brands. In addition, we recently announced a strategic partnership with LA Fitness, providing our franchisees with even greater opportunities to expand within their protected geographic territories by opening studios within over 500 LA Fitness and City Sports Club locations. I’d like to thank the entire Xponential Fitness team and all of our franchisees for their hard work and dedication to our business,” Mr. Geisler concluded.

Results for the Third Quarter Ended September 30, 2021

Please note that all information discussed herein does not include contributions from acquisitions or partnerships made subsequent to the third quarter, including the Company’s newest brand BFT, which was acquired in October 2021, and its partnership with Fitness International, for which studio build out will not begin until Q1 2022.

For the third quarter 2021, total revenue increased $15.3 million, or 60%, to $40.9 million, up from $25.6 million in the prior-year period. This increase in revenue included a corresponding North American same store sales increase of 65% year-over-year.

Net loss totaled $8.9 million, or a loss of $0.38 per share, compared to a loss of $1.9 million in the prior-year period. The increase in net loss year-over-year was the result of $4.1 million of higher overall profitability, offset by a $3.1 million increase in non-cash equity-based compensation expense and an $8.0 million increase in non-cash contingent consideration related to Xponential’s acquisitions.

Adjusted Net Loss for the third quarter 2021, which excludes the $2.9 million non-cash contingent consideration and $0.2 million related to tax receivable agreement (TRA) remeasurement, was $5.8 million, or $0.31 per share on a share count of 22.1 million shares.

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for equity-based compensation, acquisition & transaction expenses, management fees, integration and related expenses, litigation expenses, and TRA remeasurement, increased to $6.8 million, up from $1.5 million in the prior-year period.

Xponential believes that certain non-GAAP financial measures such as Adjusted Net Income or Loss and Adjusted EBITDA, and Adjusted Net Income or Loss per share, when considered along with other performance measures, better reflect the underlying operating results of the Company and provide an enhanced overall understanding of current and future financial performance. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Liquidity and Capital Resources

As of September 30, 2021, the Company had approximately $25.5 million of cash and cash equivalents and $94.0 million in total debt. Net cash provided by operating activities was $3.9 million for the nine months ended September 30, 2021.

2021 Outlook

Based on current business conditions, the BFT acquisition, and future expectations as of the date of this release, the Company is increasing its outlook for the fiscal year ending December 31, 2021. Please note that such outlook is subject to risks and uncertainties, including the risk of further restrictions imposed as a result of the COVID-19 pandemic, such as government mandated studio closures, which could have a material adverse effect on the Company’s business and financial performance. Full year 2021 guidance is as follows:

•	New studio openings in the range of 230 to 250; this compares to previous guidance of 215 to 235 studio openings;

•	North America system-wide sales in the range of $690.0 million to $700.0 million, or an increase of 57% at the midpoint as compared to full year 2020;

•

Revenue in the range of $147.0 million to $148.5 million, or an increase of 39% at the midpoint as compared to full year 2020; this compares to previous guidance of $135.5 million to $137.0 million; and

•

Adjusted EBITDA in the range of $25.0 million to $26.0 million, or an increase of 160% at the midpoint as compared to full year 2020; this compares to previous guidance of $22.0 million to $23.0 million.

Additional key assumptions for full year 2021 include:

•	Tax rate of approximately 5%;

•

Share count of 22.1 million shares of Class A common stock. Please note that this share count does not include potential shares vested by Rumble through the contingent consideration entered into on March 24, 2021. For more information on the Rumble non-cash charge, please see the Company’s Quarterly Report on Form 10-Q filed with the SEC; and

•	$3.25 million in quarterly dividends paid related to the $200 million Preferred Convertible note.

Third Quarter 2021 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its third quarter 2021 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, November 25, 2021, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13723447.

About Xponential Fitness, Inc.

Founded in 2017 and headquartered in Irvine, California, Xponential Fitness, Inc. (NYSE: XPOF) is a curator of leading boutique fitness brands across multiple verticals. Through its mission to make boutique fitness accessible to everyone, the Company has built and curated a diversified platform of ten boutique fitness brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential Fitness offers energetic, accessible, and personalized workout experiences led by highly-qualified instructors in studio locations across 48 U.S. states and Canada, and through master franchise or international expansion agreements in 10 additional countries. Xponential Fitness’ portfolio of brands includes Club Pilates, the nation’s largest Pilates brand; CycleBar, the nation’s largest indoor cycling brand; StretchLab, a concept offering one-on-one and group stretching services; Row House, a high-energy, low-impact indoor rowing workout; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest franchised yoga brand; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements; STRIDE, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, Adjusted Net Income or Loss, and Adjusted Net Income or Loss per share, which adjust for acquisition-related expenses, certain non-cash charges, and other unusual non-operating or non-recurring items that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance, and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expansion of market share; the benefit of the BFT acquisition and partnership agreement with Fitness International; projected financial and performance information such as studio opening, system-wide sales; annual revenue, Adjusted EBITDA and other statements under the section “2021 Outlook”; and ability to execute our business strategies. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and franchisees; our relationships with master franchisees and franchisees; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international market; loss or reputation and brand awareness; material weakness in our internal control over financial reporting; and other risks as described in our SEC filings, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 to be filed by Xponential with the SEC and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contacts:

Kimberly Esterkin

Addo Investor Relations

investor@xponential.com

(310) 829-5400

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current Assets:
Cash, cash equivalents and restricted cash	$25,544	$11,299
Accounts receivable, net	7,001	5,196
Inventories	5,087	6,161
Prepaid expenses and other current assets	10,480	5,480
Deferred costs, current portion	3,809	3,281
Notes receivable from franchisees, net	1,833	1,288

Total current assets	53,754	32,705
Property and equipment, net	12,375	13,694
Goodwill	147,863	139,680
Intangible assets, net	106,502	98,124
Deferred costs, net of current portion	39,608	35,445
Notes receivable from franchisees, net of current portion	2,399	2,576
Other assets	584	614

Total assets	$363,085	$322,838

Liabilities and Equity (Deficit)
Current Liabilities:
Accounts payable	$14,880	$18,339
Accrued expenses	14,985	13,764
Deferred revenue, current portion	21,567	14,247
Notes payable	958	970
Current portion of long-term debt	2,120	5,795
Other current liabilities	2,259	1,804

Total current liabilities	56,769	54,919
Deferred revenue, net of current portion	89,231	74,361
Contingent consideration from acquisitions	26,620	8,399
Long-term debt, net of current portion, discount and issuance costs	91,857	176,002
Other liabilities	4,460	4,408

Total liabilities	268,937	318,089
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400,000 shares authorized, 200,000 shares issued and outstanding as of September 30, 2021, no shares authorized, issued and outstanding as of December 31, 2020	200,000	—
Redeemable noncontrolling interest	291,404	—
Member’s/Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600,000 shares authorized, none issued and outstanding as of September 30, 2021, no shares authorized, issued and outstanding as of December 31, 2020	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 23,898,042 shares issued and outstanding as of September 30, 2021, no shares authorized, issued and outstanding as of December 31, 2020	2	—
Class B common stock, $0.0001 par value, 500,000,000 shares authorized, 22,963,246 shares issued and outstanding as of September 30, 2021, no shares authorized, issued and outstanding as of December 31, 2020	2	—
Additional paid-in capital	—	—
Member’s contribution	—	113,697
Receivable from Member/shareholder (Note 9)	(10,600)	(1,456)
Accumulated deficit	(386,660)	(107,492)

Total stockholders’/member’s equity (deficit)	(397,256)	4,749

Total liabilities and equity (deficit)	$363,085	$322,838

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue, net:
Franchise revenue	$19,985	$11,920	$51,504	$35,751
Equipment revenue	6,750	4,845	15,571	16,739
Merchandise revenue	4,879	3,606	13,620	12,222
Franchise marketing fund revenue	3,706	1,790	9,503	5,224
Other service revenue	5,547	3,411	15,509	8,885

Total revenue, net	40,867	25,572	105,707	78,821
Operating costs and expenses:
Costs of product revenue	7,641	5,406	19,259	20,285
Costs of franchise and service revenue	3,169	2,369	8,615	6,499
Selling, general and administrative expenses	24,262	16,629	62,066	43,939
Depreciation and amortization	2,376	1,956	6,838	5,653
Marketing fund expense	3,828	1,621	9,304	5,027
Acquisition and transaction expenses (income)	2,880	(5,131)	3,527	(10,940)

Total operating costs and expenses	44,156	22,850	109,609	70,463

Operating income (loss)	(3,289)	2,722	(3,902)	8,358
Other (income) expense:
Interest income	(343)	(83)	(796)	(260)
Interest expense	5,855	4,558	21,869	16,910
Gain on debt extinguishment	—	—	(3,707)	—

Total other expense	5,512	4,475	17,366	16,650

Loss before income taxes	(8,801)	(1,753)	(21,268)	(8,292)
Income taxes	103	130	387	292

Net loss	(8,904)	(1,883)	(21,655)	(8,584)
Less: Net loss attributable to redeemable noncontrolling interests	(4,848)	—	(17,599)	—

Net loss attributable to Xponential Fitness, Inc.	$(4,056)	$(1,883)	$(4,056)	$(8,584)

Earnings (loss) per share of Class A common stock:
Basic	$(0.38)	N/A	$(0.38)	N/A
Diluted	$(0.38)	N/A	$(0.38)	N/A
Weighted average shares of Class A common stock outstanding:
Basic	22,146,011	N/A	22,146,011	N/A
Diluted	22,146,011	N/A	22,146,011	N/A

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(21,655)	$(8,584)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,838	5,653
Amortization and write off of debt issuance cost	5,722	2,790
Amortization and write off of discount on long-term debt	2,553	—
Change in contingent consideration from acquisitions	3,220	(10,940)
Bad debt expense	165	2,547
Adjustment for recognition of TRA and deferred tax liability	(24)	—
Equity-based compensation	4,201	1,327
Non-cash interest	765	1,019
Gain on debt extinguishment	(3,707)	—
Loss from disposal of assets	362	66
Impairment of long-lived assets	781	—
Changes in assets and liabilities:
Accounts receivable	(1,913)	3,228
Inventories	1,074	(316)
Prepaid expenses and other current assets	(9,429)	(4,308)
Deferred costs	(4,811)	(1,114)
Notes receivable, net	148	56
Accounts payable	(2,702)	(2,124)
Accrued expenses	(559)	4,532
Related party payable	(1)	(21)
Other current liabilities	455	(1,041)
Deferred revenue	22,372	3,282
Other assets	18	(76)
Other liabilities	52	101

Net cash provided by (used in) operating activities	3,925	(3,923)
Cash flows from investing activities:
Purchases of property and equipment	(2,604)	(1,577)
Purchase of studios	(390)	(876)
Proceeds from sale of assets	318	58
Purchase of intangible assets	(868)	(729)
Notes receivable issued	(1,000)	(273)
Notes receivable payment received	563	—

Net cash used in investing activities	(3,981)	(3,397)
Cash flows from financing activities:
Borrowings from line of credit	—	10,000
Payments on line of credit	—	(18,000)
Borrowings from long-term debt	218,360	188,665
Payments on long-term debt	(309,860)	(148,294)
Debt issuance costs	(904)	(5,158)
Proceeds from the issuance of Class A common stock in, net of underwriting costs	122,016	—
Payments of costs related to IPO	(3,221)	—
Payments to purchase 750,000 LLC units/Class B Shares	(9,000)	—
Proceeds from issuance of redeemable convertible preferred stock, net of offering costs	198,396	—
Payment to purchase all of the shares of LCAT from LCAT shareholders	(144,485)	—
Payment of H&W Cash Merger Consideration	(11,720)	—
Payments to acquire the Preferred Units and LLC Units	(20,493)	—
Exchange of LLC units for Class B shares	2	—
Payment of preferred stock dividend and deemed dividend	(4,117)	—
Payment of contingent consideration	(12,006)	(2,563)
Payments on loans from related party (Note 9)	(85)	(111)
Member contributions	562	27,286
Distributions to Member	(10,600)	(73,203)
Receipts from Member, net (Note 9)	1,456	30,279

Net cash provided by financing activities	14,301	8,901

Increase in cash, cash equivalents and restricted cash	14,245	1,581
Cash, cash equivalents and restricted cash, beginning of period	11,299	9,339

Cash, cash equivalents and restricted cash, end of period	$25,544	$10,920

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(8,904)	$(1,883)	$(21,655)	$(8,584)
Interest expense, net	5,512	4,475	21,073	16,650
Income taxes	103	130	387	292
Depreciation and amortization	2,376	1,956	6,838	5,653

EBITDA	(913)	4,678	6,643	14,011
Equity-based compensation	3,530	462	4,201	1,327
Acquisition and transaction expenses (income)	2,880	(5,131)	3,527	(10,940)
Management fees and expenses	63	201	462	615
Integration and related expenses	—	39	—	246
Litigation expenses	1,089	1,246	3,707	1,246
TRA remeasurement	180	—	180	—

Adjusted EBITDA	$6,829	$1,495	$18,720	$6,505

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(8,904)	$(1,883)	$(21,655)	$(8,584)
Change in fair value of contingent consideration	2,880	(5,131)	3,220	(10,940)
TRA remeasurement	180	—	180	—

Adjusted net loss	$(5,844)	$(7,014)	$(18,255)	$(19,524)

Adjusted net loss attributable to noncontrolling interest	$(3,281)	N/A	$(15,692)	N/A
Adjusted net loss attributable to Xponential Fitness, Inc.	$(2,563)	N/A	$(2,563)	N/A
Adjusted net loss per share	$(0.31)	N/A	$(0.31)	N/A
Weighted average shares of Class A common stock outstanding	22,146,011	N/A	22,146,011	N/A
Adjusted net loss attributable to Xponential Fitness, Inc.	$(2,563)	N/A	$(2,563)	N/A
Dividends on preferred shares	(1,216)	N/A	(1,216)	N/A
Deemed dividend	(3,172)	N/A	(3,172)	N/A

EPS numerator	$(6,951)	N/A	$(6,951)	N/A

Note: The above Adjusted Net Loss per share is computed by dividing the net loss attributable to holders of Class A common stock by the weighted-average shares of Class A common stock outstanding during the period. Shares of Class B common stock do not participate in the earnings or losses of Xponential Fitness, Inc. As a result, the shares of Class B common stock are not considered participating securities and are not included in the weighted average shares outstanding for purposes of computing pro forma loss per share. As previously noted, total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability due to Rumble.

Footnotes

[1]

System-wide sales represent gross sales by all studios. System-wide sales includes sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales monthly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

[2]

Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales base to include studios in North America that have been open for at least 13 calendar months as of the measurement date. Any transfer of ownership of a studio does not affect this metric. We measure same store sales based solely upon monthly sales as reported by franchisees. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

[3]	No comparison of Adjusted Net Loss per share to Q3 2020 is provided as such comparison is not meaningful given the Company’s pre-IPO capital structure.
[4]

We define adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation, acquisition and transaction expenses (income) (including change in contingent consideration), management fees and expenses (that were discontinued after July 2021), integration and related expenses, litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business) and TRA remeasurement that we do not believe reflect our underlying business performance and affect comparability. EBITDA and adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that we do not believe reflect our underlying business performance. We believe that adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

[5]

AUV is calculated by dividing sales during the applicable period for all studios being measured by the number of studios being measured. Quarterly run-rate AUV is calculated as the quarterly AUV multiplied by four, for studios that are at least 6 months old at the beginning of the respective quarter. Monthly run-rate AUV is calculated as the monthly AUV multiplied by twelve, for studios that are at least 6 months old at the beginning of the respective month. AUV growth is primarily driven by changes in same store sales and is also influenced by new studio openings. Management reviews AUV to assess studio economics.